Exhibit 4.3

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

                                                                     _____, 1996


                            GREENTREE SOFTWARE, INC.

                             STOCK PURCHASE WARRANT

Void after ______, 2001

         This Warrant (the "Warrant") entitles ________, or its assignee (the "Holder"), for value received, to purchase from GREENTREE SOFTWARE, INC., a New York corporation (the "Company"), at any time during the period from the date of issuance set forth above (the "Commencement Date") to 5:00 p.m., New York time, on _____, 2001 (the "Expiration Date"), at which time this Warrant shall expire and become void, ____ shares of the Company's common shares, $0.04 par value per share ("Stock"), subject to adjustment as set forth herein (the "Warrant Shares"). This Warrant shall be exercisable at $___ per share, subject to adjustment as set forth herein (the "Exercise Price"). This Warrant also is subject to the following terms and conditions:

         1. Exercise of Warrant. Subject to the terms and conditions hereof, this Warrant may be exercised in whole or in part at any time from and after the Commencement Date and before the Expiration Date. Exercise shall be by presentation and surrender to the Company at its principal office of this Warrant and the subscription form annexed hereto, executed by the Holder, together with payment to the Company in accordance with Section 2 or 3 hereof in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise. If this Warrant is exercised in part only, the Company shall, as soon as practicable after presentation of this Warrant upon such exercise, execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions herein set forth. Upon and as of receipt by the Company of such properly completed and duly executed purchase form accompanied by payment as herein provided, the Holder shall be deemed to be the Holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then actually be delivered to the Holder.

                                   -2-
         2. Payment of Exercise Price. The Exercise Price for the Warrant Shares being purchased may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Exercise Price for the Warrant Shares in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or
(iii) by any combination of the foregoing.

         3. Net Issue Exercise. Notwithstanding any provision herein to the contrary, in lieu of exercising this Warrant for cash or cancellation of indebtedness, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue exercise notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                        A


where:            X    =   the number of Warrant Shares to be issued to the
                           Holder pursuant to this Section 3.

                  Y    =   the number of shares of Stock covered by this
                           Warrant or, if only a portion of the Warrant is being exercised, the number of shares of Stock for which the Warrant is then being exercised pursuant to the net issue exercise election made pursuant to this
                           Section 3 (at the date of such calculation).

                  A    =   the fair market value of one share of Stock (at the
                           date of such calculation).

                  B    =   the Exercise Price in effect under this Warrant at
                           the time the net issue exercise election is made pursuant to this Section 3.

For the purposes of this Section 3, the fair market value of one share of Stock as of a particular date (the "Determination Date") shall be determined by the Company's Board of Directors in good faith; provided, however, that (i) if, as of the Determination Date, there has been a public market for the Stock for at least 11 trading days, the fair market value per share shall be the average of the closing prices (or bid prices if there are no such closing prices) of the Stock quoted in the over-the-counter market summary or the closing price quoted on the Nasdaq National Market or on the primary national securities exchange on which the Stock is then listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal (or, if not so reported, as otherwise reported by the Nasdaq

 National Market) for the 10 trading days prior to the Determination Date; and
(ii) if the Determination Date is the date on which the Stock is first sold by the Company in a firm commitment public offering under the Securities Act of 1933, as amended (the "Act"), or if there has been a public market for the Stock for fewer than 11 trading days, the fair market value shall be the initial public offering price (before deducting commissions, discounts or expenses).

         4. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  4.1. Subdivision or Combination of Stock. If at any time or from time to time after the date of this Warrant (the "Issue Date") the Company shall subdivide its outstanding shares of Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of shares of Stock (calculated to the nearest whole share) shall be increased proportionately, and conversely, in the event the outstanding shares of Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately and the number of shares of Stock (calculated to the nearest whole share) shall be decreased proportionately.

                  4.2 Adjustment for Stock Dividends. If at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Stock or securities convertible into shares of Stock, the Exercise Price and the number of shares to be obtained upon exercise of this Warrant shall be adjusted proportionately to reflect the issuance of any shares of Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.

                  4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. In the event of any reorganization of the capital stock of the Company, a consolidation or merger of the Company with another corporation (other than a merger in which the Company is the surviving corporation), the sale of all or substantially all of the Company's assets or any transaction involving the transfer of a majority of the voting power over the capital stock of the Company effected in a manner such that holders of Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or transaction, lawful and adequate provision shall be made whereby the Holder hereof shall have the right to purchase and receive (in lieu of the shares of the Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Stock equal to the number of shares of such Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such reorganization, consolidation, merger, sale or transaction, including successive events of such nature, appropriate provision shall be made with respect to the rights and interests of the Holder such that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) thereafter shall be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                  4.4 Issuance of Additional Shares. The Exercise Price in effect from time to time shall be subject to adjustment upon the issuance of Stock or Convertible Securities so long as any Warrants are then issued and outstanding.

                      (a) Special Definitions. For purposes of this Section 4.4, the following definitions shall apply:

                           (1)  "Option" shall mean contractual rights, options
or warrants to subscribe for, purchase or otherwise acquire either Stock or Convertible Securities.

                           (2)  "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Stock and Warrants) or other securities directly or indirectly convertible into or exchangeable for Stock.

                           (3)  "Additional Shares of Stock" shall mean all
shares of Stock issued (or, pursuant to Section 4.4(c), deemed to be issued) by the Company after the Issue Date, other than shares of Stock issued or issuable:

                                (i)  pursuant to Options, Warrants or
Convertible Securities outstanding on the Issue Date;

                                (ii) to directors, officers or employees of, or
 consultants to, the Corporation pursuant to a stock grant or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors, subject to adjustment for all subdivisions and combinations;

                                (iii) as a dividend or distribution on the
Warrant or any event for which adjustment is made pursuant to Section 4 hereof;

                                (iv) by way of dividend or other distribution
on shares excluded from the definition of Additional Shares of Stock by the foregoing clauses (i), (ii) or (iii) or this clause (iv) or on shares of Stock so excluded; or

                                (v) pursuant to a merger or acquisition
approved by the Board of Directors.

                       (b) No Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in respect of the issuance of Additional Shares of Stock unless the consideration per share for an Additional Share of Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Stock.

                       (c) Issuance of Securities Deemed to be an Issuance of Additional Shares of Stock.

                           (1) Options and Convertible Securities. In the event
the Company at any time or from time to time after the Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Stock are deemed to be issued:

                                (i) no further adjustment in the Exercise Price
shall be made upon the subsequent issue of Convertible Securities or shares of Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                (ii) if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company or in the number of shares of Stock issuable upon the exercise, conversion or exchange thereof, the applicable Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities.

                           (2) Upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                (i) in the case of Convertible Securities or
Options for Stock, the only Additional Shares of Stock issued were the shares of Stock, if any, actually issued upon the exercise of such Options or conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                (ii) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Stock actually deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                           (3) No readjustment pursuant to clause (2) above
shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (x) such Exercise Price on the original adjustment date, or
(y) such Exercise Price that would have resulted from any issuance of Additional Shares of Stock between the original adjustment date and such readjustment date.

                           (4) In the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options; provided, however, that this clause (4) shall not apply to Options that are issued within 30 days of a transaction described under Section 4.4(c)(1) or
(2) hereof.

                       (d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Stock. In the event the Company shall issue Additional Shares of Stock (including Additional Shares of Stock deemed to be issued pursuant to Section 4.4(c)) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, such Exercise Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price by a fraction:

                           (1) the numerator of which shall be (i) the number of
shares of Stock outstanding immediately prior to the issuance of such Additional Shares of Stock (calculated on a fully diluted basis assuming the exercise or conversion of all Options, Warrants or Convertible Securities which are exercisable or convertible at the time such calculation is being made), plus (ii) the number of shares of Stock which the net aggregate consideration, if any, received by the Company for the total number of such Additional Shares of Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and

                           (2) the denominator of which shall be (i) the number
of shares of Stock outstanding immediately prior to the issuance of such Additional Shares of Stock (calculated on a fully diluted basis assuming the exercise or conversion of all Options, Warrants or Convertible Securities which are exercisable or convertible at the time such calculation is being made), plus
(ii) the number of such Additional Shares of Stock so issued.

                       (e) Determination of Consideration. For purposes of this
Section 4.4, the consideration received by the Company for the issue of any Additional Shares of Stock shall be computed as follows:

                           (1) Cash and Property. Such consideration shall:

                                (i) insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                                (ii) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                (iii) in the event Additional Shares of Stock
are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

                           (2) Options and Convertible Securities. The
consideration per share received by the Company for Additional Shares of Stock deemed to have been issued pursuant to Section 4.4(c)(1), relating to Options and Convertible Securities, shall be determined by dividing:

                                (i) the total amount, if any, received or
receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of

Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                (ii) the maximum number of shares of Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  4.5 Adjustment of Number of Warrant Shares. Upon each adjustment in the Exercise Price pursuant to any provisions of this Section 4, the number of Warrant Shares purchasable hereunder at that Exercise Price shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

                  4.6 Minimal Adjustments. No adjustment in the Exercise Price and/or the number of shares of Stock subject to this Warrant shall be made if such adjustment would result in a change in the number of shares represented by this Warrant of less than one share (the "Adjustment Threshold Amount"). Any adjustment not made because the Adjustment Threshold Amount is not satisfied shall be carried forward and made, together with any subsequent adjustments, at such time as (a) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (b) the Warrant is exercised.

                  4.7 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the Warrant shall, without any action on the part of the holder thereof, be adjusted in accordance with this Section 4, and the Company promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

                  4.8 Other Events. If any other event of the type contemplated by this Section 4 but not expressly provided for by such provisions occurs, the Board of Directors of the Company will make appropriate adjustment in the Exercise Price so as to equitably protect the rights of the Holder.

         5. Notices of Record Date. Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the

Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least 10 days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Stock (or other securities at that time receivable upon exercise of the Warrant) shall be entitled to exchange their shares of Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         6. No Dilution or Impairment. The Company will not, by amendment of its articles of incorporation or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against dilution, or other impairment.

         7. Fractional Shares. The Company shall not issue any fractional shares nor scrip representing fractional shares upon exercise of any portion of this Warrant.

         8. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

                  8.1 Authority. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

                  8.2 Reservation of Warrant Shares. The Warrant Shares issuable upon the exercise of this Warrant have been (and any securities issuable or deliverable upon conversion of such Warrant Shares, upon issuance or delivery, will be) duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

                  8.3 Compliance with Laws. The issuance, execution and delivery of this Warrant do not, and the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof (and the issuance of any securities issuable or deliverable upon conversion of such Warrant Shares) will not, (i) violate or contravene the Company's articles of incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any material contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

         9.       Investment Representations.

                  9.1 Purchase for Investment. The Holder represents and warrants that it is acquiring the Warrant, and upon exercise will hold the Warrant Shares, solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

                  9.2 Securities Not Registered. The Holder understands that the Warrant has not been registered under the Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, it has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Holder has no such intention.

                  9.3 Securities to be Held Indefinitely. The Holder recognizes that the Warrant and Warrant Shares being acquired by it must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares of the Company, or to comply with any exemption from such registration.

                  9.4 Rule 144. The Holder is aware that neither the Warrant nor Warrant Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the Holder has held the Warrant Shares for at least two years. Among the conditions for use of the Rule is the availability of current information to the public about the Company. The Holder understands that the Company has not made such information available and has no present plans to do so.

                  9.5 Accredited Investor. The Holder represents and warrants that it is an "accredited investor" as such term is defined in Rule 501(a) under the Act.

         10.      Transfer, Exchange, Assignment or Loss of Warrant.

                  10.1 Restrictions on Transfer. This Warrant may be transferred, in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Act, unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or

Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant, the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel (which counsel and which opinion shall be satisfactory to the Company), the Warrant, the Warrant Shares or Other Securities may be transferred without such registration.

                  10.2 Procedure for Transfer. Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be canceled.

                  10.3 Lost, Stolen or Destroyed Warrant. Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

                  10.4 Warrant Binding Upon Assignee or Successor. The terms and conditions of this Warrant shall be binding upon any permitted assignee and successor of the Holder. Any such successor or assignee shall be obligated to and shall immediately execute an instrument which provides that such party is bound under the terms of this Warrant. Any transfer, assignment or other disposition without such execution by the proposed transferee, assignee or successor shall be null and void.

         11. Issue Tax. The issuance of certificate for shares of Stock upon the exercise of this Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         12. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

         13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, as such laws are applied to contracts entered into and wholly to be performed within the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Company and Holder have executed this Warrant as of May 15, 1996.


___________________                               GREENTREE SOFTWARE, INC.



By: ___________________                           By:________________________
                                                      John Medico, President
     -----------------

                                  SUBSCRIPTION




To: ________________________                     Date: _____________________


         The undersigned hereby subscribes for __________________ shares of Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                                 ------------------------
                                                 Signature


                                                 ------------------------
                                                 Name for Registration


                                                 ------------------------
                                                 Mailing Address

                       NET ISSUE EXERCISE ELECTION NOTICE


To: ________________________                     Date: _____________________



         The undersigned hereby elects under Section 3 to surrender the right to purchase _____________ shares of Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue exercise election shall be issued in the name of the undersigned or as otherwise indicated below.



                                                 ------------------------
                                                 Signature


                                                 ------------------------
                                                 Name for Registration


                                                 ------------------------
                                                 Mailing Address

                                   ASSIGNMENT


         For value received __________________________ hereby sells, assigns and transfers unto ___________________________________________________________
                    [Please print or typewrite name and address of Assignee] the within Warrant, and does hereby irrevocably constitute and appoint __________________________________________ its attorney to transfer the within
Warrant on the books of the within named Company with full power of substitution on the premises.


Dated: _________________


                                                      --------------------------

In the Presence of:


- ------------------------